Exhibit 99.1


                   Qualstar Corporation Appoints New Director


    SIMI VALLEY, Calif.--(BUSINESS WIRE)--Jan. 27, 2006--Qualstar(R) Corporation (Nasdaq: QBAK), a manufacturer of automated tape storage solutions, today reported that Mr. Stanley W. Corker was appointed a director of Qualstar on January 26, 2006. Mr. Corker fills the Board of Directors' vacancy that resulted from the untimely death of Mr. Jose M. Miyar on October 8, 2005. Mr. Corker has also been appointed to serve on its Audit and Compensation Committees.
    "Stan brings to Qualstar a wealth of experience in tape technology and the data storage industry that will be extremely valuable as we launch our new enterprise class of tape libraries during 2006," said William J. Gervais, Chief Executive Officer and President of Qualstar. "His grasp of the market and knowledge of strategic issues will greatly enhance the strength of our Board."
    Mr. Corker currently is Director of Technology Research and a partner of Emerald Asset Management, a diversified investment management firm. He has over 20 years of experience in the data storage industry, including positions with International Data Corporation, Overland Data Inc., Cipher Data Products, Inc., Laser Magnetic Storage International and Control Data Corporation. Mr. Corker holds a Bachelor of Science degree in Computing Science from the University of Essex, England.
    With Mr. Corker's appointment, Qualstar now has three independent members on its Audit Committee and is again in compliance with Nasdaq Rule 4350(d)(2)(A), which requires that companies listed on the Nasdaq Stock Market have an audit committee consisting of at least three independent directors.

    About Qualstar Corporation

    Qualstar is a manufacturer of automated tape libraries used for backup, archival storage, data protection and disaster recovery. Its products are known throughout the world for their rugged, simply reliable design, yielding years of trouble-free operation. Qualstar tape libraries are sold, installed and supported worldwide by selected Value Added Resellers, Systems Integrators, Original Equipment Manufacturers and Distributors. Qualstar also designs, manufactures and sells ultra small, high efficiency open-frame switching power supplies under the "N2Power" brand name to OEMs. Qualstar Corporation is publicly traded on the Nasdaq National Market under the symbol QBAK. More information is available at www.qualstar.com or by phone at 805-583-7744.

    Forward-Looking Statements

    Statements in this press release concerning the future business, operating results and financial condition of the Company are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include the Company's ability to increase sales of its tape libraries which incorporate LTO and SAIT tape drives; whether the Company's initiatives to maintain and increase sales of its tape libraries based on AIT tape technology will be successful; whether development of the Company's new enterprise-class tape libraries will be completed on time and achieve customer acceptance; rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; and, adverse changes in market demand for tape libraries or other Qualstar products. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Further information on these and other potential factors that could affect the Company's financial results or condition are included in Qualstar's filings with the Securities and Exchange Commission. In particular, reference is made to the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005, and to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of its Form 10-K and its most recent Quarterly Report on Form 10-Q.

    CONTACT: Qualstar Corporation
             Frederic T. Boyer, 805-583-7744
             fboyer@qualstar.com
              or
             Financial Relations Board
             Laurie Berman, 310-854-8315
             lberman@financialrelationsboard.com